As filed with the Securities and Exchange Commission on October 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sow Good Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2345075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1440 N Union Bower Rd, Irving, TX 75061
(Address of Principal Executive Offices) (Zip Code)

2024 Stock Incentive Plan

2020 Stock Incentive Plan

2016 Stock Incentive Plan

Amended and Restated 2012 Stock Incentive Plan

(Full title of the plan)

Claudia Goldfarb

Chief Executive Officer

Sow Good Inc.

1440 N Union Bower Rd,

Irving, TX 75061

(214) 623-6055

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Drew M. Valentine DLA Piper LLP (US) 303 Colorado Street, Suite 3000 Austin, TX 78741 (512) 457-7019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a small reporting company)	Smaller reporting company	☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of documents by reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 22, 2024 (the “2023 Form 10-K”);
b.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 15, 2024;
c.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 14, 2024;
d.

The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 11, 2024, January 25, 2024, February 22, 2024, March 6, 2024, March 13, 2024, March 19, 2024, March 29, 2024, April 2, 2024, April 15, 2024, April 16, 2024, April 19, 2024, May 2, 2024, May 9, 2024, May 29, 2024 and May 31, 2024 (in each case, to the extent such reports are filed, not furnished); and

e.

the description of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) which is contained in Exhibit 4.2 to the 2023 Form 10-K (the “Description of the Registrant’s Common Stock”).

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of securities

See the Description of the Registrant’s Common Stock.

Item 5. Interests of named experts and counsel

Not Applicable.

Item 6. Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of the Registrant’s directors:

• for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

• for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s certificate of incorporation provides that it must indemnify its directors and officers and it must advance expenses, including attorneys’ fees, to its directors and officers in connection with legal proceedings, subject to very limited exceptions.

The Registrant maintains a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, the Registrant has entered into, and intends to continue to enter into, indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit Description

2.1

Agreement and Plan of Merger by and between Sow Good Inc. and Black Ridge Oil & Gas, Inc., dated January 20, 2021 (incorporated by reference to Exhibit 2.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on January 22, 2021).

2.2

Articles of Merger by and between Sow Good Inc. and Black Ridge Oil & Gas, Inc., dated January 20, 2021 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on January 22, 2021).

2.3	Plan of Conversion of Sow Good Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2024).

3.1

Articles of Conversion of Sow Good Inc., as filed with the Secretary of State of the State of Nevada (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).

3.2

Certificate of Conversion of Sow Good Inc., as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.2 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).

3.3

Certificate of Incorporation of Sow Good Inc., as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.3 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).
4.1	Form of Common Stock Certificate of Sow Good Inc. (incorporated by reference to Exhibit 4.1 of the Form 10-K filed with the Securities and Exchange Commission by Sow Good Inc. on March 22, 2024).
4.2	Description of Securities (incorporated by reference to Exhibit 4.2 of the Form 10-K filed with the Securities and Exchange Commission by Sow Good Inc. on March 22, 2024).
4.3	2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).
4.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).
4.5	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).
4.6	Form of RSU Agreement (incorporated by reference to Exhibit 10.4 to the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 22, 2024).
4.7	2020 Stock Incentive Plan as adopted on December 5, 2019 (incorporated by reference to Annex C of the DEF 14C filed with the Securities and Exchange Commission by Sow Good Inc. on January 10, 2020).
4.8

Amendment to 2020 Stock Incentive Plan adopted in October 2020 (incorporated by reference to Exhibit 10.4 of the Form 10-Q filed with the Securities and Exchange Commission by Sow Good Inc. on May 13, 2021).

4.9

Second Amendment to 2020 Stock Incentive Plan adopted in January 2021 (incorporated by reference to Exhibit 10.5 of the Form 10-Q filed with the Securities and Exchange Commission by Sow Good Inc. on May 13, 2021).

4.10

Third Amendment to 2020 Stock Incentive Plan adopted in March 2021 (incorporated by reference to Exhibit 10.6 of the Form 10-Q filed with the Securities and Exchange Commission by Sow Good Inc. on May 13, 2021).

4.11	Form of 2020 Incentive Stock Option Grant Agreement (incorporated by reference to Exhibit 99.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 26, 2020).
4.12

Form of 2020 Non-Qualified Stock Option Grant Agreement (incorporated by reference to Exhibit 99.2 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on February 26, 2020).

4.13

2016 Non-Qualified Stock Option Plan as adopted on December 12, 2016 (incorporated by reference to Exhibit 99.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on December 14, 2016).

4.14	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 99.2 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on December 14, 2016).
4.15

2012 Amended and Restated Stock Incentive Plan as adopted on March 2, 2012 (incorporated by reference from Schedule 14C filed with the Securities and Exchange Commission by Sow Good Inc. on April 6, 2012).

4.16	Amendment of 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on September 27, 2012).
4.17	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by Sow Good Inc. on September 27, 2012).
5.1*	Form of Opinion of DLA Piper LLP (US).
23.1*	Consent of Urish Popeck & Co., LLC.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107*	Filing Fee Table.
*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on October 31, 2024.

SOW GOOD INC.

By: /s/ Claudia Goldfarb
Name: Claudia Goldfarb
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Claudia Goldfarb, Ira Goldfarb and Brendon Fischer, and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 31, 2024.

Signature	Title	Date

/s/ Claudia Goldfarb	Chief Executive Officer, and Director (Principal Executive Officer)	October 31, 2024
Claudia Goldfarb

/s/ Ira Goldfarb	Executive Chairman of the Board of Directors (Co-Principal Executive Officer)	October 31, 2024
Ira Goldfarb

/s/ Brendon Fischer	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2024
Brendon Fischer

/s/ Lyle Berman	Director	October 31, 2024
Lyle Berman

/s/ Bradley Berman	Director	October 31, 2024
Bradley Berman

/s/ Joe Mueller	Director	October 31, 2024
Joe Mueller

/s/ Edward Shensky	Director	October 31, 2024
Edward Shensky

/s/ Chris Ludeman	Director	October 31, 2024
Chris Ludeman